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                                                                       EXHIBIT 4



                       TRANSCOASTAL MARINE SERVICES, INC.
                             IRREVOCABLE STOCK PROXY

                  KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby irrevocably appoints FRED E. GALLANDER, JR., attorney and proxy for and in the name, place and stead of the undersigned, with full power of substitution, for a period of three (3) years from September 1, 1998, to vote in such manner as such attorney and proxy, or his substitute, shall in his sole discretion deem proper with respect to, all of the stock of TRANSCOASTAL MARINE SERVICES, INC. (the "Company"), held or owned by, or standing in the name of, the undersigned, (including but not limited to any and all other shares or other securities issuable by the Company on or after September 1, 1998, whether issued in respect of shares previously issued or otherwise), according to the number of votes that the undersigned would be entitled to vote, at any and all meetings (whether annual or special or whether or not adjourned meetings) of the Company, giving and granting to said attorney and proxy all powers the undersigned would possess if personally present at such meeting, hereby ratifying and confirming all that said attorney and proxy shall lawfully do or cause to be done by virtue hereof. This proxy is coupled with an interest. Said attorney and proxy shall have the right to exercise all of the powers hereby given either in person or by substitute, provided such substitute is designated in writing by the attorney and proxy.

         The undersigned agrees to take any and all actions and execute and deliver to the attorney and proxy any and all additional documents, instruments or agreements necessary to effectuate and perfect this proxy.

         IN WITNESS WHEREOF, the undersigned has executed this proxy this 1 day of September, 1998.

WITNESSES:

/s/ Witness
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/s/ Witness                                    /s/ Paul T. Gariepy, Jr.
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                                               PAUL T. GARIEPY, JR.


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